UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2011

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 27, 2011, AmeriGas Partners, L.P. (the "Partnership"), AmeriGas Finance Corp. (together with the Partnership, the "Co-Issuers"), AmeriGas Propane, L.P., the operating partnership of the Partnership, and AmeriGas Propane, Inc., the general partner of the Partnership and AmeriGas Propane, L.P., entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters, with respect to the issue and sale by the Co-Issuers of $450,000,000 6.25% Senior Notes due 2019 (the "Notes") in an underwritten public offering (the "Offering"). The Notes sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-159076). The closing of the Offering is expected to occur on August 10, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement, dated July 27, 2011, by and among the Partnership, AmeriGas Finance Corp., AmeriGas Propane, Inc., AmeriGas Propane L.P., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

July 28, 2011	By:	Hugh J. Gallagher

Name: Hugh J. Gallagher
Title: Treasurer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 27, 2011, by and among the Partnership, AmeriGas Finance Corp., AmeriGas Propane, Inc., AmeriGas Propane L.P., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.